UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 29, 2008

Apartment Investment and Management Company
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-13232	841259577
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4582 S. Ulster Street Parkway, Suite 1100, Denver, Colorado		80237
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	303-757-8101

Not Applicable
______________________________________________
Former name or former address, if changed since last report

AIMCO Properties, L.P.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-24497	841275621
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4582 S. Ulster St Parkway, Suite 1100Denver, Colorado		80237
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	303-757-8101

n/a
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement

On December 29, 2008, AIMCO Properties, L.P., a Delaware limited partnership (the "Partnership") entered into an employment agreement (the "Employment Agreement") with Terry Considine, its Chairman, Chief Executive Officer and President ("Mr. Considine"), to replace his July 29, 1994 employment agreement (the "Prior Employment Agreement") and the Non-Competition and Non-Solicitation Agreement between Mr. Considine and Apartment Investment and Management Company ("Aimco" and together with the Partnership, the "Company") dated January 24, 2002 (the "Prior Non-Competition Agreement"). The Employment Agreement was entered into to reflect current practice and update the Company’s agreement with Mr. Considine, which had not been formally revised since the initial public offering in 1994, and to make the compensation arrangements compliant with certain IRS requirements (primarily Code Section 409A, which requires documentary compliance by December 31, 2008). In connection with the execution of the Employment Agreement, Mr. Considine is not receiving any additional equity awards or signing bonus.

The Employment Agreement is for an initial five-year term, with automatic renewal for successive one-year terms until the year in which Mr. Considine reaches age 70, unless earlier terminated. The Employment Agreement eliminates the evergreen term in the Prior Employment Agreement.

Mr. Considine will continue to receive his current base pay of $600,000, subject to future increase. Mr. Considine also continues to be eligible to participate in the Company’s performance-based incentive compensation plan with a target annual incentive award opportunity of not less than $3.9 million, which may be paid in cash or in equity.

The Employment Agreement continues the current practice of providing severance payments to Mr. Considine upon his termination of employment by the Company without Cause, by Mr. Considine for Good Reason and upon a termination for reason of Disability (the "Covered Terminations"). The payments under the Prior Non-Competition Agreement have either been eliminated or included in the severance payments payable under the Employment Agreement, depending upon the circumstances.

Mr. Considine is not entitled to any additional or special payments upon the occurrence of a Change in Control. Mr. Considine’s "walk right" (that is, his right to severance payments upon his terminating employment with the Company within two years following a Change in Control) was eliminated. The definition of Change in Control was also narrowed to increase the required percentage of change in ownership and to require the occurrence of the applicable Change in Control event, as opposed to shareholder approval of such event.

Upon a Covered Termination, Mr. Considine is generally entitled to (a) a lump sum cash payment equal to two times the sum of base salary at the time of termination and $1.65 million, subject to certain limited reductions, (b) any incentive bonus earned but unpaid for a prior fiscal year (the "Prior Year Bonus"), (c) a pro-rata portion of a $1.65 million incentive bonus for the fiscal year in which the termination occurs, and (d) immediate full acceleration of any outstanding unvested stock options and equity awards with certain limitations on the term thereof.

In the event of Mr. Considine’s death, the Company will pay or provide to Mr. Considine’s estate any earned but unpaid base salary and vested accrued benefits and the Prior Year Bonus and all equity-based and other long-term incentive awards granted to Mr. Considine will become immediately fully vested and payable, as applicable, and all outstanding stock option awards will remain exercisable subject to certain limitations on the term thereof.

Under the Employment Agreement, in the event payments to Mr. Considine are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, Mr. Considine is entitled to receive a limited gross-up payment, subject to a maximum of $5 million. If covered payments are less than 10% over the permitted limit, Mr. Considine is required to reduce his payments to avoid triggering a gross-up payment.

The Employment Agreement also contains customary confidentiality provisions, a limited mutual non-disparagement provision, and non-competition, non-solicitation and no-hire provisions. The Company will also pay Mr. Considine’s reasonable legal fees incurred in connection with negotiating the Employment Agreement (plus a tax gross-up to the extent such amounts are taxable income).

This summary is qualified in its entirety by the Employment Agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. Capitalized terms used but not defined herein have the meaning defined in the Employment Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are filed with this report:

Exhibit Number and Description

10.1 Employment Agreement dated as of December 29, 2008, between AIMCO Properties, L.P. and Terry Considine

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apartment Investment and Management Company

December 29, 2008	By:	Thomas M. Herzog

Name: Thomas M. Herzog
Title: Executive Vice President and Chief Financial Officer

AIMCO Properties, L.P.

December 29, 2008	By:	Thomas M. Herzog

Name: Thomas M. Herzog
Title: Executive Vice President and Chief Financial Officer of AIMCO-GP, Inc., general partner of AIMCO Properties, L.P.

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement dated December 29, 2008, between AIMCO Properties, L.P. and Terry Considine